UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

Turning Point Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-37763

Delaware	20-0709285
(State of Incorporation)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, Kentucky 40229
(Address of principal executive offices) (zip code)

(502) 778-4421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock $0.01 par value per share	TPB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On January 2, 2025, Turning Point Brands, Inc. (the “Company”) contributed 100% of its interest in South Beach Brands LLC (“SBB”), the subsidiary that owns and operates the Company’s Creative Distribution Solutions (“CDS”) segment, to General Wireless Operations, Inc. (“GWO”) in exchange for 1,006.45 shares of GWO common stock and 680 shares of GWO Series B Preferred Stock, which together represent 49% of the issued and outstanding GWO common stock on a fully-diluted basis. CDS generated $14.9 million in revenue, an operating loss of $270 thousand and positive EBITDA of $270 thousand for the three months ending September 30, 2024. GWO is a joint venture between the Company and Standard General, LP entered into in December 2018. Under certain circumstances the Company has the right to redeem the contribution of SSB from GWO at fair market value.  In addition, the Company received an option with a 15-year term to purchase the remaining 51% of GWO at an exercise price initially set at $22.0 million, which decreases over time based on certain tax sharing payments to GWO.  The Company will provide certain transition services to GWO in connection with the operation of SBB on an arm’s length basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Turning Point Brands, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: January 6, 2025	By:	/s/ Brittani N. Cushman
Brittani N. Cushman
Senior Vice President, General Counsel and Secretary